Exhibit 99.1

POTBELLY CORPORATION

REPORTS RESULTS FOR THIRD FISCAL QUARTER 2014

Chicago, IL November 4, 2014 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the third fiscal quarter ended September 28, 2014.

Key highlights for the thirteen weeks ended September 28, 2014 compared to the thirteen weeks ended September 29, 2013 include:

•	Eight new shops opened, including seven company-operated shops and one franchised shop.

•	Total revenues increased 8.5% to $84.7 million from $78.0 million.

•	Company-operated comparable store sales increased 0.5%.

•	Adjusted net income attributable to Potbelly Corporation was $2.8 million, or $0.09 per diluted share, compared to adjusted net income of $3.2 million, or $0.15 per diluted share, during the same fiscal period of 2013. (1)

•	GAAP net income attributable to Potbelly Corporation was $1.9 million, compared to net income of $2.2 million during the same fiscal period of 2013.

•	Adjusted EBITDA increased 10.1% to $11.0 million from $10.0 million.

Key highlights for the thirty-nine weeks ended September 28, 2014 compared to the thirty-nine weeks ended September 29, 2013 include:

•	Twenty-seven new shops opened, including twenty-three company-operated shops and four franchised shops.

•	Total revenues increased 7.7% to $242.2 million from $225.0 million.

•	Company-operated comparable store sales decreased 1.1%.

•	Adjusted net income attributable to Potbelly Corporation was $5.0 million, or $0.16 per diluted share, compared to adjusted net income of $6.2 million, or $0.29 per diluted share, during the same fiscal period of 2013. (1)

•	GAAP net income attributable to Potbelly Corporation was $3.7 million, compared to net income of $4.9 million during the same fiscal period of 2013.

•	Adjusted EBITDA increased 4.7% to $27.4 million from $26.2 million.

Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation, commented, “We feel good about the progress we made in the third quarter. Comparable store sales increased 0.5% in Q3, with sequential improvement each month of the quarter. While we are encouraged by the improvement in our underlying trends, we know we have plenty of work to do to sustain our stated long-term target of low single-digit comparable store sales growth.”

Lewis continued, “We continue to bring Potbelly to new neighborhoods. In the third quarter, we opened seven company-operated shops, including our second shop in our newest hub city, Denver. We remain on track to open between 40 and 48 total new shops this year, representing our third consecutive year of exceeding our new unit growth target of at least 10%.”

Fiscal 2014 Outlook

For fiscal 2014, management expects the following:

•	40-48 total new shop openings;

•	Flat to negative low single-digit comparable store sales;

•	An effective tax rate that is estimated to be approximately 41.0%; and

•	Adjusted net income attributable to Potbelly Corporation per diluted share of approximately $0.18 to $0.21.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. E.T. today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, November 4, 2014
Time:	5:00 p.m. E.T.
Dial-In #:	855-599-4644 U.S. & Canada
678-304-6836 International
Confirmation code:	10475002

Alternatively, the conference call will be available via webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. E.T. on Tuesday, November 4, 2014 through midnight Tuesday, November 18, 2014. To access the replay, please call 855-859-2056 (U.S. & Canada) or 404-537-3406 (International) and enter confirmation code 10475002. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 300 shops in the United States and the District of Columbia and our franchisees operate over twenty shops domestically and in the Middle East. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•	Revenues – represent net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income from the franchisee and a one-time shop opening fee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.

•	Adjusted EBITDA – represents net income (loss) before depreciation and amortization expense, interest expense, provision for income taxes and pre-opening costs, adjusted to eliminate the impact of other items, including certain non-cash as well as certain other items that we do not consider representative of our on-going operating performance.

•	Adjusted net income – represents net income (loss), excluding one-time costs related to the initial public offering (“IPO”) as well as impairment, gain or loss on disposal of property and equipment and store closure expense as well as costs associated with our plans to move our corporate headquarters.

•	Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance excluding the impact of certain non-cash charges, costs associated with our IPO and other special items that affect the comparability of results in past quarters, are expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”). The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

# # #

Contact:	Investor Relations
Investors@Potbelly.com
312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis—Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 39 Weeks Ended
	September 28,		September 29,		September 28,		September 29,
	2014		2013		2014		2013
Revenues
Sandwich shop sales, net	$84,340	99.6%	$77,747	99.6%	$241,131	99.6%	$224,214	99.7%
Franchise royalties and fees	335	0.4%	274	0.4%	1,045	0.4%	737	0.3%

Total Revenues	84,675	100.0%	78,021	100.0%	242,176	100.0%	224,951	100.0%

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	24,044	28.4%	23,014	29.5%	69,066	28.5%	65,767	29.2%
Labor and related expenses	23,772	28.1%	21,223	27.2%	68,637	28.3%	62,217	27.7%
Occupancy expenses	10,467	12.4%	9,295	11.9%	30,629	12.6%	26,826	11.9%
Other operating expenses	8,847	10.4%	7,946	10.2%	25,696	10.6%	23,058	10.3%
General and administrative expenses	7,623	9.0%	8,293	10.6%	24,310	10.0%	24,298	10.8%
Depreciation expense	5,039	6.0%	4,460	5.7%	14,540	6.0%	13,284	5.9%
Pre-opening costs	314	0.4%	364	0.5%	839	0.3%	1,083	0.5%
Impairment and loss on disposal of property and equipment	1,315	1.6%	250	0.3%	2,192	0.9%	329	0.1%

Total Expenses	81,421	96.2%	74,845	95.9%	235,909	97.4%	216,862	96.4%

Income from operations	3,254	3.8%	3,176	4.1%	6,267	2.6%	8,089	3.6%
Interest expense	42	0.0%	97	0.1%	124	0.1%	330	0.1%
Other expense	—	0.0%	—	0.0%	—	0.0%	2	0.0%

Income before income taxes	3,212	3.8%	3,079	3.9%	6,143	2.5%	7,757	3.4%
Income tax expense	1,260	1.5%	905	1.2%	2,476	1.0%	2,792	1.2%

Net income	1,952	2.3%	2,174	2.8%	3,667	1.5%	4,965	2.2%
Net income attributable to non-controlling interest	5	0.0%	9	0.0%	11	0.0%	24	0.0%

Net income attributable to Potbelly Corporation	1,947	2.3%	2,165	2.8%	3,656	1.5%	4,941	2.2%
Dividend declared to common and preferred stockholders	—	0.0%	(49,854)	-63.9%	—	0.0%	(49,854)	-22.2%
Accretion of redeemable convertible preferred stock to maximum redemption value	—	0.0%	(4,796)	-6.1%	—	0.0%	(15,097)	-6.7%

Net income (loss) attributable to common stockholders	$1,947	2.3%	$(52,485)	-67.3%	$3,656	1.5%	$(60,010)	-26.7%

Net income (loss) per common share attributable to common stockholders:
Basic	$0.07		$(12.29)		$0.12		$(14.12)
Diluted	$0.06		$(12.29)		$0.12		$(14.12)
Weighted average common shares outstanding:
Basic	29,358,822		4,268,953		29,284,058		4,250,819
Diluted	30,044,456		4,268,953		30,463,093		4,250,819

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures—Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013
Net income attributable to Potbelly Corporation, as reported	$1,947	$2,165	$3,656	$4,941
One-time costs associated with IPO (2)	—	1,473	—	1,697
Tax benefit of one-time costs associated with IPO (3)	—	(564)	—	(650)
Impairment and closures (4)	1,421	250	2,284	337
Tax benefit of impairment and closures (3)	(584)	(96)	(939)	(129)

Adjusted net income attributable to Potbelly Corporation	$2,784	$3,228	$5,001	$6,196

Net income attributable to Potbelly Corporation per share, basic	$0.07	$0.51	$0.12	$1.16
Net income attributable to Potbelly Corporation per share, diluted	$0.06	$0.10	$0.12	$0.23
Adjusted net income attributable to Potbelly Corporation per share, basic	$0.09	$0.76	$0.17	$1.46
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.09	$0.15	$0.16	$0.29
Shares used in computing adjusted net income attributable to Potbelly Corporation: (1)
Basic	29,358,822	4,268,953	29,284,058	4,250,819
Diluted	30,044,456	21,131,412	30,463,093	21,059,983

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013
Net income attributable to Potbelly Corporation, as reported	$1,947	$2,165	$3,656	$4,941
Depreciation expense	5,039	4,460	14,540	13,284
Interest expense	42	97	124	330
Income tax expense	1,260	905	2,476	2,792
Impairment and closures (4)	1,421	250	2,284	337
Pre-opening costs (5)	314	364	839	1,083
Stock-based compensation (6)	581	1,228	2,022	2,370
Public company costs (7)	442	566	1,487	1,061

Adjusted EBITDA	$11,046	$10,035	$27,428	$26,198

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures - Unaudited

(Amounts in thousands)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013
Income from operations	$3,254	$3,176	$6,267	$8,089
Less: Franchise royalties and fees	335	274	1,045	737
General and administrative expenses	7,623	8,293	24,310	24,298
Depreciation expense	5,039	4,460	14,540	13,284
Pre-opening costs	314	364	839	1,083
Impairment and loss on disposal of property and equipment	1,315	250	2,192	329

Shop - level profit [Y]	$17,210	$16,269	$47,103	$46,346

Total Revenues	$84,675	$78,021	$242,176	$224,951
Less: Franchise royalties and fees	335	274	1,045	737

Sandwich shop sales, net [X]	$84,340	$77,747	$241,131	$224,214

Shop - level profit margin [Y÷X]	20.4%	20.9%	19.5%	20.7%

Potbelly Corporation Consolidated Selected Operating Data - Unaudited

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	319	288	319	288
Franchise shops, end of period	26	19	26	19
Revenue Data:
Company-operated comparable store sales (8)	0.5%	2.5%	-1.1%	1.8%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)	On October 9, 2013, the Company completed its IPO of 8,625,000 shares of common stock at a price of $14.00 per share, which included 1,125,000 shares of common stock issued upon the exercise in full of the underwriters’ option to purchase additional shares. In accordance with ASC 260, Earnings Per Share, the shares used in computing adjusted net income per share attributable to Potbelly Corporation for the 13 and 39 weeks ended September 29, 2013, assume the conversion of all outstanding redeemable convertible preferred stock into common stock upon the closing of the IPO as if such conversion had occurred as of the beginning of the fiscal year. The shares used in computing adjusted net income per share attributable to Potbelly Corporation for the 13 and 39 weeks ended September 28, 2014, reflect the additional shares resulting from the offering as well as the conversion of all of the outstanding redeemable convertible preferred stock into common stock upon the closing of the IPO.
(2)	This adjustment includes one-time costs associated with our IPO, which closed on October 9, 2013. These costs primarily consist of stock compensation, legal and accounting fees.
(3)	The tax benefit is based on the Company’s annual pro-forma effective tax rate of 41.1% for the 13 and 39 weeks ended September 28, 2014 and an annual pro-forma effective tax rate of 38.3% for the 13 and 39 weeks ended September 29, 2013.
(4)	This adjustment includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses. Additionally, the 13 and 39 weeks ended September 28, 2014, includes costs associated with our plans to move our corporate headquarters.
(5)	Pre-opening costs are expensed as incurred and primarily consist of manager salaries and training, travel, employee payroll, and related training costs incurred prior to the opening of a shop, as well as occupancy costs incurred from the date the Company takes site possession to shop opening.
(6)	The Company accounts for its stock-based employee compensation in accordance with ASC 718, Stock Based Compensation. Stock options granted without performance conditions are recorded in stock-based compensation expense on a straight-line basis over the vesting period based on the grant-date fair value of the option, determined using the Black-Scholes option pricing valuation model.
(7)	This adjustment includes one-time costs associated with our public offering as well as on-going public company costs. Both these costs primarily consist of legal and accounting fees.
(8)	Company-operated comparable store sales for the 13 and 39 weeks ended September 28, 2014 reflects delivery income. Delivery income is not reflected in the company-operated comparable store sales for the 13 and 39 weeks ended September 29, 2013.